Exhibit b.

AMENDED AND RESTATED

BY-LAWS

OF

STONECASTLE FINANCIAL CORP.

Dated as of September 4, 2013

AMENDED AND RESTATED

BY-LAWS

OF

STONECASTLE FINANCIAL CORP.

These Amended and Restated By-Laws are made and adopted pursuant to the Certificate of Incorporation establishing StoneCastle Financial Corp. (hereinafter the “Corporation”), dated as of February 7, 2013, as amended or restated from time to time (hereinafter the “Certificate”). All capitalized terms not otherwise defined herein shall have the meaning set forth for such terms in the Certificate.

ARTICLE I

MEETINGS OF THE STOCKHOLDERS

1.1. Annual Meeting.

(a) The annual meeting of the stockholders of the Corporation shall be held on such date, at such time and at such place within or without the State of Delaware as may be designated only by the Board of Directors of the Corporation (the “Board”) or the Chairman of the Board (if any) or as otherwise required by law. Such annual meeting shall be for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting in accordance with the Certificate and these By-Laws. The Board or the Chairman of the Board (if any), as applicable, may determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

(b) Except as otherwise provided by law, at an annual meeting of stockholders, no business shall be transacted and no corporate action shall be proposed or taken except as shall been properly brought before the annual meeting in accordance with the Certificate and these By-Laws. The only means by which business may by properly brought before an annual meeting are if such business is (i) specified in the notice of meeting as provided in Section 1.4, (ii) brought before the meeting by the Board or the Chairman of the Board (if any), (iii) brought before the meeting by a stockholder who (A) is present at the meeting in person or whose Representative (as defined below) is present at the meeting in person, (B) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of both the time of the meeting and as of the time of giving the Proposal Notice (as defined below), and (C) has complied with Section 1.3 of these By-Laws in all respects, or (iv) brought before the meeting by a stockholder who (A) is present at the meeting in person or whose Representative is present at the meeting in person, (B) was the beneficial owner of shares of the Corporation’s stock entitled to vote at the meeting as of both the time of the meeting and as of the time of the notice of meeting pursuant to Section 1.4, and (C) properly made such proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, stockholders seeking to nominate persons to serve on the Board must comply with Section 2.9, and this Section 1.1(b) shall not be applicable to nominations of directors.

(c) For purposes of these By-Laws, “Representative” means (i) if the stockholder is a corporation, any duly authorized officer of such corporation, (ii) if the stockholder is a limited liability company, any manager or duly appointed officer of such limited liability company, (iii) if the stockholder is a partnership, any general partner or person who functions as general partner for such partnership, (iv) if the stockholder is a trust, the trustee of such trust, or (v) if the stockholder is an entity other than the foregoing, the persons acting in such similar capacities as the foregoing with respect to such entity.

1.2. Special Meetings.

(a) Except as otherwise provided in the Certificate, a special meeting of stockholders of the Corporation may be called at any time only by the Board, the Chairman of the Board (if any), the Chief Executive Officer or the President. Any special meeting of stockholders shall be held on such date, at such time and at such place within or without the State of Delaware as the Board, the Chairman of the Board (if any), the Chief Executive Officer or the President as applicable, shall designate. The Board or the Chairman of the Board (if any), as applicable, may determine that any special meeting of stockholders shall not be held at any special place, but shall instead be held solely by means of remote communication.

(b) Except as otherwise provided by law, the Certificate or these By-Laws, at a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken except as shall have been specified in the notice of meeting as provided in Section 1.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. This Section 1.2(b) shall be the exclusive means of bringing business before a special meeting.

1.3. Stockholder Proposals.

(a) Except as provided in Section 2.9, and except for a stockholder proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, for a proposal to be properly brought before any stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Proposal Notice”), which Proposal Notice shall be in proper form, the making of such proposal must be permitted by law, the Certificate and these By-Laws, and such stockholder or its Representative must be present in person (or remotely if such meeting is held solely by means of remote communication) at such meeting. To be timely, the Proposal Notice must be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the “Anniversary Date”) or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 calendar days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). For purposes of these By-Laws, “public disclosure” or its corollary “publicly disclosed” shall mean disclosure by the Corporation in a document filed or furnished by it with the Securities and Exchange Commission.

(b) Form of Proposal Notice. For the Proposal Notice to be in proper form, the Proposal Notice shall set forth, as to each matter the stockholder proposes to bring before such meeting, (i) a brief description of the proposal desired to be brought before such meeting and the reasons for conducting such business at such meeting, (ii) the text of the proposal or business, including the text of any proposed resolutions, (iii) any material interest, direct or indirect, of each Proposing Person (as defined below) in such proposal, (iv) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business and of the beneficial owners (if different) of the stock registered in such stockholder’s name and the name and address of each other Proposing Person known by such stockholder to be supporting such proposal, (v) the class and number of shares of the Corporation’s capital stock which are “beneficially owned” (for purposes of these By-Laws, as such term is used in Rule 16a-1 under the Exchange Act, provided that any such person shall still be deemed to beneficially own any derivative security exempt from the definition thereof due to clause (c)(5) or clause (c)(6) of such Rule) by the stockholder and such beneficial owners on the date of the Proposal Notice, (vi) the class and number of shares of the Corporation’s capital stock which are beneficially owned by all Proposing Persons as a group, (vii) any material, pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party involving the Corporation or any “affiliate” (for purposes of these By-Laws, as such term is used by Rule 12b-2 under the Exchange Act) or “associate” (for purposes of these By-Laws, as such term is used by Rule 12b-2 under the Exchange Act) of the Corporation, (viii) any material relationship between any Proposing Person, on one hand, and the Corporation or any director, officer or affiliate of the Corporation, or any competitor of the Corporation (a “Competitor”) or any director, officer or affiliate of a Competitor, on the other hand, (ix) a reasonably detailed description of any agreement, arrangement or understanding (including, to the extent not otherwise disclosed, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) by, or on behalf of, any Proposing Person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates with respect to any securities of the Corporation, (x) all other information relating to such proposal and each Proposing Person that would be required to be disclosed by the Corporation pursuant to Regulation 14A under the Exchange Act if such proposal were to be included in the Corporation’s proxy statement, and (xi) a representation that the stockholder or its Representative intends to appear in person (or remotely if such meeting is held solely by means of remote communication) at the meeting to propose the actions specified in the Proposal Notice.

(c) Updating of Proposal Notice. Any stockholder that has timely provided a Proposal Notice in proper form shall, no later than ten (10) business days prior to the meeting at which such the proposals contained therein are to be considered, deliver in writing to the Secretary a letter (i) updating the information required to be in the Proposal Notice so that such information is true and correct as of the record date for such meeting, or (ii) representing and warranting that the information contained in the Proposal Notice was true and correct in all respects as of the record date of such meeting.

(d) Exclusive Means. Except as provided by Rule 14a-8 under the Exchange Act, this Section 1.3 shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose business before a meeting of stockholders. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such business was not properly brought before the meeting in accordance with this Section 1.3, then the chairman of the meeting shall not permit such business to be transacted at such meeting.

(e) Proposing Persons. For purposes of these By-Laws, “Proposing Person” means (i) the stockholder of record providing the Proposal Notice or Nominating Notice (as defined below), as applicable, (ii) each beneficial owner of the Corporation’s stock on whose behalf the Proposal Notice or Nominating Notice, as applicable, is given, (iii) each other person who is the member of a “group” (for purposes of these By-Laws, as such term is used in Rule 13d-5 under the Exchange Act) with any such stockholder or beneficial owner or is otherwise acting in concert with any such stockholder or beneficial owner with respect to the proposal, consent or nomination, as applicable, and (iv) each “associate” (for purposes of these By-Laws, as such term is used in Rule 12b-2 under the Exchange Act) of any of the foregoing that has any direct or indirect interest in the proposal, consent, nominee or Corporation’s voting stock, as applicable.

(f) Rule 14a-8. Nothing in this Section 1.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(g) Exchange Act. In addition to the provisions of this Section 1.3, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect any stockholder proposal and the business that may be brought thereunder.

1.4. Notice of Meetings. Except as otherwise provided by law, by the Certificate or by these By-Laws, a written notice of each meeting of the stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting at the stockholder’s address as it appears on the records of the Corporation or by a form of electronic transmission to which the stockholder has consented. The notice shall be approved by the Board and shall state the place, date and hour of the meeting or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person (or remotely if such meeting is held solely by means of remote communication) and may vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. No notice of meeting shall contain any proposals, director nominations or other actions except as has been properly brought before such meeting pursuant to these By-Laws.

1.5. Quorum. At any meeting of stockholders, the holders of a majority in number of the total outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a different number of shares shall be required by law, the Certificate or these By-Laws, in which case the representation of the number of shares so required shall constitute a quorum. Notwithstanding the previous sentence, at any meeting of stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority in number of the total outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a different number of shares of such class shall be required by law, by the Certificate or by these By-Laws.

1.6. Adjourned Meetings.

(a) Whether or not a quorum shall be present in person or represented at any meeting of stockholders, the chairman of the meeting may adjourn such meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person (or remotely if such meeting is held solely by means of remote communication) and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. In no event shall any adjournment or postponement of any meeting or the announcement thereof commence a new time period for giving notice as provided in Section 1.3 or Section 2.9.

(b) The Board may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

1.7. Organization.

(a) The Chief Executive Officer or, in the absence of the Chief Executive Officer, the Chairman of the Board (if any) shall call all meetings of the stockholders to order, and shall act as chairman of such meetings. In the absence of the Chief Executive Officer and the Chairman of the Board (if any), the members of the Board who are present (whether or not constituting a quorum) shall elect a chairman of the meeting.

(b) The Secretary shall act as secretary of all meetings of the stockholders; and in the absence of the Secretary the assistant secretary, if any, shall act at such meeting of the stockholders; and in the absence of the Secretary and an assistant secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. It shall be the duty of the Secretary to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

1.8. Voting.

(a) Except as otherwise provided by law or by the Certificate, each stockholder shall be entitled to one vote for each share of the stock of the Corporation registered in the name of such stockholder upon the stock transfer books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. When directed by the chairman of the meeting, the vote upon any matter before a meeting of stockholders shall be by ballot. Subject to the rights of the holders of any series of preferred stock of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election. Except as otherwise provided by law or by the Certificate, whenever any corporate action, other than the election of directors, is to be taken at a meeting of stockholders, it shall be authorized by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon.

(b) Shares of the stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

1.9. Voting Procedures and Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each; determine the shares represented at the meeting and the validity of proxies and ballots; count all votes and ballots; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by them; and certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

1.10. Record Date for Stockholder Meetings.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board shall fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) more than sixty (60) days prior to any other action.

(b) If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

ARTICLE II

DIRECTORS

2.1. Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of a Board. The number of directors constituting the Board shall be fixed from time to time by resolution passed by a majority of the Board. The directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

2.2. Removal, Vacancies and Additional Directors.

(a) Removal; Vacancies. No director may be removed except for cause. Notwithstanding the previous sentence, whenever any director shall have been elected by the holders of any class of stock of the Corporation voting separately as a class under the provisions of the Certificate, such director may be removed and the vacancy filled only by the holders of a majority of the voting power of that class of stock voting separately as a class unless the Certificate shall otherwise provide. Except as provided in the Certificate, vacancies caused by any such removal or any vacancy caused by the death or resignation of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors, may be filled by, and only by, the affirmative vote of a majority of the directors then in office, although less than a quorum, and any director so elected to fill any such vacancy or newly created directorship shall hold office until the director’s successor is elected and qualified or until the director’s earlier resignation or removal.

(b) Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board (if any) or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

2.3. Place of Meeting. The Board may hold its meetings in such place or places in the State of Delaware or outside the State of Delaware as the Board from time to time shall determine. Members of the Board may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.4. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board from time to time by resolution shall determine. No notice shall be required for any regular meeting of the Board; but a copy of every resolution fixing or changing the time or place of regular meetings shall be sent to every director by mail at least five (5) days, or by electronic transmission or overnight courier at least two (2) days, before the first meeting held in pursuance thereof.

2.5. Special Meetings. Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board (if any), the Chief Executive Officer or by any two of the directors then in office. Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least five (5) days before the meeting or by causing the same to be transmitted by electronic transmission or overnight courier at least two (2) days before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting.

2.6. Quorum. Subject to the provisions of Section 2.2, a majority of the members of the Board in office (but, unless the Board shall consist solely of one director, in no case less than one-third of the total number of directors nor less than two directors) shall constitute a quorum for the transaction of business and a vote of a majority of the directors present at any meeting of the Board at which a quorum is present shall be an act of the Board. If at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting from time to time.

2.7. Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board. In the absence of the Chairman of the Board and the Chief Executive Officer, a chairman shall be elected from among the directors present. The Secretary shall act as secretary of all meetings of the directors. In the absence of the Secretary, the assistant secretary of the Corporation (if any) shall act as secretary, and if both the Secretary and the assistant secretary (if any) shall be absent, the chairman of the meeting may appoint any person to act as secretary of the meeting.

2.8. Committees.

(a) Creation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and the affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval, or (ii) adopting, amending or repealing these By-Laws.

(b) Subcommittees. Unless otherwise provided in the Certificate, in these By-Laws or in the resolution of the Board designating a committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

2.9. Director Nominations.

(a) Method of Nomination. Nominations of candidates for election as directors at any meeting of stockholders may be made only (i) by, or at the direction of, a majority of the Board or a duly authorized committee thereof, or (ii) by any stockholder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the meeting in question) of any shares of the Corporation’s capital stock outstanding and entitled to vote at such meeting who complies with the procedures set forth in this Section 2.9. Any stockholder who seeks to make such a nomination, or its Representative, must be present in person (or remotely if such meeting is held solely by means of remote communication) at such meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.9 to the extent applicable, shall be eligible for election as directors at any meeting of stockholders.

(b) Stockholder Nominations. For a person to be properly nominated as a candidate for director before any stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary (the “Nominating Notice”), which Nominating Notice shall be in proper form. To be timely, the Nominating Notice must be delivered to, or mailed and received by, the Secretary at the principal office of the Corporation (i) not less than 90 calendar days nor more than 120 calendar days prior to the Anniversary Date or (ii) in the case of a special meeting of stockholders or in the event that the annual meeting of stockholders is called for a date more than 90 calendar days prior to the Anniversary Date, not later than the close of business on (A) the 20th calendar day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (B) if such date of notice or public disclosure occurs more than 90 calendar days prior to the scheduled date of such meeting, the 90th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day).

(c) Form of Nomination Notice. For the Nominating Notice to be in proper form, the Nominating Notice shall set forth (i) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder nominating the individual proposed to serve on the Board (the “Nominee”) and of the beneficial owners (if any) of the stock registered in such stockholder’s name and the name and address of each other Proposing Person known by such stockholder to be supporting such Nominee, (ii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by the stockholder and such beneficial owners (if any) on the date of the Proposal Notice, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by all Proposing Persons as a group, (iv) any material, pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which any Proposing Person is a party involving the Corporation or any affiliate or associate of the Corporation, (v) a reasonably detailed description of any agreement, arrangement or understanding (including, to the extent not otherwise disclosed, any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) by, or on behalf of, any Proposing Person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or any of its affiliates or associates with respect to any securities of the Corporation, (vi) all information with respect to each Nominee that would be required to be set forth in this Section 2.9(c) if such Nominee were a Proposing Person, (vii) any relationship, direct or indirect, of any Proposing Person or its affiliates or associates with such Nominee or its affiliates or associates, (viii) any material relationship (including without limitation any direct or indirect interest in any agreement, arrangement or understanding) between any Proposing Person or Nominee or any of their respective affiliates or associates, on one hand, and the Corporation or any director, officer or affiliate of the Corporation, or any Competitor or any director, officer or affiliate of a Competitor, on the other hand, (ix) all other information relating to each Proposing Person and each Nominee that would be required to be disclosed by the Corporation pursuant to Regulation 14A under the Exchange Act if such nominee were to be included in the Corporation’s proxy statement, and (x) the Nominee’s written consent to being named in the proxy statement or the notice of meeting, as applicable, as a nominee and to serving as a director if elected.

(d) Updating of Nomination Notice. Any stockholder that has timely provided a Nominating Notice in proper form shall, no later than ten (10) business days prior to the meeting at which such the Nominees are to be voted upon, deliver in writing to the Secretary a letter updating the information required to be in the Nominating Notice so that such information is true and correct as of (i) the record date for such meeting, and (ii) the date of the letter containing such updated information.

(e) Exclusive Means. Section 2.9 shall be the exclusive means of any stockholder or beneficial owner of the Corporation’s capital stock to propose a Nominee for the Board before a meeting of stockholders. If the chairman of such meeting shall determine, based on the facts and circumstances and in consultation with counsel (who may be the Corporation’s internal counsel), that such Nominee was not properly nominated in accordance with this Section 2.9, then the chairman of the meeting shall not permit such nominee to be voted upon at such meeting.

(f) Exchange Act. In addition to the provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect any nominations of directors and election thereof.

2.10. Consent of Directors or Committee in Lieu of Meeting. Unless otherwise restricted by the Certificate or by these By-Laws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

2.11. Fees and Compensation. The Board or any duly authorized committee thereof shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting or an annual retainer or salary for service as a director or committee member, payable in cash and/or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

3.1. Officers of the Corporation. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Compliance Officer, a Chief Financial Officer, a Secretary and such other officers or assistant officers as may be elected or authorized by the Directors. Any two or more of the offices may be held by the same Person, except that the same person may not be both Chief Executive Officer and Secretary. The Chairman of the Board shall be a Director, but no other officer of the Corporation need be a Director.

3.2. Election and Tenure. At the initial organizational meeting, the Directors shall elect the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and such other officers as the Directors shall deem necessary or appropriate in order to carry out the business of the Corporation. Such officers shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill any vacancy in office or add any additional officers at any time.

3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors or by any officer upon whom such power of removal maybe conferred by the Board. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman of the Board, Chief Executive Officer, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman of the Board, Chief Executive Officer, or Secretary, or at a later date according to the terms of such notice in writing.

3.4. Vacancies. A vacancy in any office may be filled by the Board for the balance of the term.

3.5. Bonds and Surety. Any officer may be required by the Directors to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Directors may determine.

3.6. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the stockholders and of the Directors and shall exercise and perform such other powers and duties as may be from time to time assigned to such person by the Directors. If the Chairman of the Board is not the Chief Executive Officer and no officer duties are delegated to the Chairman of the Board by the Board, then the Chairman of the Board shall have such powers and perform such other duties as the Chief Executive Officer may from time to time delegate to such Chairman of the Board, except as otherwise determined by the Board. The Chairman of the Board shall have such further authorities and duties as the Board shall from time to time determine.

3.7. Chief Executive Officer. Subject to the supervision of the Board, the Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Directors, shall have general supervision, direction and control of the business of the Corporation and of its employees and shall exercise such general powers of management as are usually vested in the office of Chief Executive Officer of a corporation. Subject to direction of the Directors, the Chief Executive Officer shall have the power in the name and on behalf of the Corporation to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Corporation. Unless otherwise directed by the Directors, the Chief Executive Officer shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Corporation at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Directors shall from time to time determine.

3.8. President. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Directors, and if the Directors have not acted, of the Chief Executive Officer, the President shall have the power in the name and on behalf of the Corporation to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors, the Chairman of the Board or the Chief Executive Officer.

3.9. Vice Presidents. In the absence or disability of the Chairman of the Board, the Chief Executive Officer and the President, the Vice-Presidents in order of their rank as fixed by the Directors or, if more than one and not ranked, the Vice-President designated by the Directors, shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Directors, and if the Directors have not acted, of the Chairman of the Board or the Chief Executive Officer, each Vice-President shall have the power in the name and on behalf of the Corporation to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Directors or by the Chief Executive Officer.

3.10. Chief Financial Officer. Except as otherwise directed by the Directors, the Chief Financial Officer shall be the treasurer of the Corporation and shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Directors and of the Chief Executive Officer all powers and duties normally incident to the office. The Chief Financial

Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Corporation or to its order. The Chief Financial Officer shall deposit all funds of the Corporation in such depositories as the Directors shall designate. The Chief Financial Officer shall be responsible for such disbursement of the funds of the Corporation as may be ordered by the Directors or the Chief Executive Officer. The Chief Financial Officer shall keep accurate account of the books of the Corporation’s transactions which shall be the property of the Corporation, and which together with all other property of the Corporation in the Chief Financial Officer’s possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Corporation and shall also be the principal financial officer of the Corporation. The Chief Financial Officer shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds.

3.11. Chief Compliance Officer. The Chief Compliance Officer shall have general responsibility for the compliance matters of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board or these Bylaws, all in accordance with policies as established by and subject to oversight of the Board. Additionally, the Chief Compliance Officer shall, no less than annually, (i) provide a written report to the Board, the content of which shall comply with Rule 38a-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), and (ii) meet separately with the Corporation’s independent Directors.

3.12. Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, stockholders, Directors and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Corporation, if any, and the Secretary (and any other person so authorized by the Directors) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Corporation which would be sealed by a Delaware business corporation and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Corporation. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Directors shall from time to time determine.

3.13. Other Officers and Duties. The Directors may appoint such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Corporation. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the Chief Executive Officer.

3.14. Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

3.15. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities of another entity owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE IV

INDEMNIFICATION OF OFFICERS AND DIRECTORS

4.1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, agent, partner, trustee, member, manager, employee or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation. Notwithstanding the foregoing, indemnification under this Article IV shall not be permitted if the Indemnitee did not act in good faith with the reasonable belief that its conduct was in, or not opposed to, the best interest of the Corporation, or if the Indemnitee’s conduct constituted gross negligence, bad faith, reckless disregard, or willful misconduct.

The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

4.2. Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation or otherwise is an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 4.1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

4.3. Determination that Indemnification is Proper. Any indemnification of a present or former director, officer, employee or agent of the Corporation or other Indemnitee under Section 4.1 (unless ordered by a court) may be made by the Corporation unless a determination is made that indemnification of the person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 4.1. Any such determination shall be made with respect to a person who is a director or officer at the time of the determination (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders holding a majority of the Corporation’s stock generally entitled to vote, voting as a single class. Any such determination shall be made with respect to any Indemnitee who is not a director or officer at the time of the determination by a majority vote of the full Board of Directors.

4.4. Advance Payment of Expenses. Unless a majority of members of the Board of Directors not party to such Proceeding, or if all such members are a party, the full Board of Directors (in each case, “Disinterested Directors”) otherwise determine in a specific case, expenses (including attorneys’ fees) incurred by a person who is a director, officer, employee, agent or other Indemnitee at the time in defending a civil or criminal administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article IV. Such expenses (including attorneys’ fees) incurred by former directors, officers, agents, employees and other Indemnitees may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Disinterested Directors may authorize the Corporation’s legal counsel to represent a present or former director or officer in any Proceeding, whether or not the Corporation is a party to such Proceeding.

4.5. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee, agent and other Indemnitee who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee, agent or other Indemnitee.

The rights to indemnification and advancement of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Certificate, any By-Law, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or other Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its directors, officers, employees, agents or other Indemnitees providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article IV.

4.6. Severability. If this Article IV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each present or former director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

4.7. Subrogation. In the event of payment of indemnification to a person described in Section 4.1, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

4.8. No Duplication of Payments. The Corporation shall not be liable under this Article IV to make any payment in connection with any claim made against a person described in Section 4.1 to the extent such person has otherwise received payment (under any insurance policy, the Certificate, By-Law, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.

ARTICLE V

STOCK; SEAL; FISCAL YEAR

5.1. Certificates. The shares of stock of the Corporation shall be represented by a certificate, unless and until the Board adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him, her or it in the Corporation. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer or a vice president and countersigned by the Secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered;

and if the Corporation shall, from time to time, issue several classes of shares each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. Parallel information shall be provided in the evidence of shareholding for uncertificated shares.

5.2. Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, the Certificate and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.3. Replacement Certificate. Any officer designated by the Board may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

5.4. Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

5.5. Fractional Stock; Issuance of Units. The Board may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Certificate or these By-laws, the Board may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

5.6. Registered Shareholders. The Corporation may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person except as required by applicable law.

5.7. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board from time to time by resolution shall determine.

ARTICLE VI

MISCELLANEOUS

6.1. Contracts. The Board may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board and executed by an authorized person.

6.2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board.

6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board, the Chief Executive Officer, the President or the Chief Financial Officer may designate.

6.4. Signatures. All contracts and other instruments shall be executed on behalf of the Corporation by its properly authorized officers, agent or agents, as provided in the Certificate or By-laws or as the Directors may from time to time by resolution provide.

6.5. Seal. The Board may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Delaware.” The Board may authorize one or more duplicate seals and provide for the custody thereof.

6.6. Affixing Seal. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

6.7. Authorization of Distributions. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board, subject to the provisions of law and the Certificate. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Certificate.

6.8. Investment Policy. Subject to applicable law and the provisions of the Certificate, the Board may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

6.9. Waiver of Notices. Whenever any notice is required by applicable law, the Certificate or these By-Laws (except as stated therein or herein), to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate or these By-Laws.

6.10. Offices Outside of Delaware. Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board or the Chief Executive Officer.

6.11. Construction. In these By-Laws, except as otherwise provided, (a) all references to Articles and Sections refer to articles and sections of these By-Laws, (b) the definitions given for defined terms shall apply equally to both the singular and plural forms of such terms, (c) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section, (d) references to days shall mean calendar days unless business days are otherwise specified and (e) the masculine shall include the feminine and neuter, as the context shall so require. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

6.12. Conflict with 1940 Act. If and to the extent that any provision of the General Corporation Law of the State of Delaware, as amended, or any provision of these Bylaws shall conflict with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

6.13. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties names as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to this Section 6.13.

ARTICLE VII

AMENDMENT OF BY-LAWS

7.1. Amendment and Repeal of By-Laws. The Directors shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Directors with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Certificate, and any apparent inconsistency shall be construed in favor of the related provisions in the Certificate. Stockholders shall have no authority adopt, amend or repeal By-Laws except to the extent provided in the Certificate or required by law.

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